Principal Investors Fund, Inc.

                                POWER OF ATTORNEY

The member of the board of directors whose signature appears below, hereby constitutes and appoints Michael J. Beer, David J. Brown, Jill R. Brown, Ernest
H. Gillum, Michael D. Roughton and James F. Sager, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable Principal Investors Fund, Inc. ("PIF") to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the following registration statements and any amendments thereto including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of PIF any and all such registration statements and amendments filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof:

Registration statement on Form N-14 (File No. 333-137477) relating to PIF Equity Income Fund I, Disciplined LargeCap Blend Fund, High Yield Fund II, Income Fund, MidCap Stock Fund, Money Market Fund, Real Estate Securities Fund, SmallCap Value Fund, Tax-Exempt Bond Fund I, Mortgage Securities Fund, West Coast Equity Fund, California Insured Intermediate Municipal Fund, California Municipal Fund, LargeCap Growth Fund, Diversified International Fund, Short-Term Income Fund, SmallCap Growth Fund, SAM Balanced Portfolio, SAM Conservative Balanced Portfolio, SAM Conservative Growth Portfolio, SAM Flexible Income Portfolio and SAM Strategic Growth Portfolio, filed with the Securities and Exchange Commission on September 20, 2006;

Registration statement on Form N-14 (File No. 333-137649) relating to PIF Equity Income Fund, Equity Income Fund I, Tax-Exempt Bond Fund and Tax-Exempt Bond Fund I, filed with the Securities and Exchange Commission on September 28, 2006;

Registration statement on Form N-14 (File No. 333-137885) relating to PIF Partners LargeCap Growth Fund and LargeCap Growth Fund II, filed with the Securities and Exchange Commission on October 6, 2006; and

Post-effective amendments to PIF's registration statement on Form N-1A (File No. 33-59474).

Date:    January   12, 2007

/s/Kristianne Blake                                  /s/   Daniel Pavelich

Kristianne Blake                                     Daniel Pavelich


/s/William G. Papesh                         /s/  Richard Yancey
William G. Papesh                                 Richard Yancey